SKIDATA
KUDELSKI GROUP

March 23th, 2015

Letter of intent

To Whom It May Concern,

Our company, SKIDATA AG, represented by Mr. Franz Holzer, acting as a fully authorized entity and in good faith, hereby discloses its willingness to cooperate with the B4U Card Solutions Limited (Company Number 9287265, registered office: 54 St. James Street, London, SW1A 1JT, United Kingdom).

By this letter we are approving that SKIDATA AG:

1. Is ready to provide SKIDATA Prelams, which are compatible with SKIDATA access systems to one of the below mentioned card manufacturing factory. The manufacture partner will be recommended by SKIDATA. B4U can select one of the following qualified manufacturer: Exceet (Austria)(recommended), Card AG (D), Nagra ID (CH).
2. Confirms that SKIDATA Prelams implementing in Visa/MasterCard bank payment should be possible since this concept had been proved in a number of previous projects.
3. Is willing to cooperate with the integration of bank payment cards usage on ski resorts, which are using or planning to use Ski-Data access systems.

Respectfully Yours,

SKIDATA AG
ppa.
Franz Holzer - Prokurist

SKIDATA
KUDELSKI GROUP
SKIDATA AG · Untersbergstrasse 40
5083 Grödig / Salzburg · AUSTRIA
Tel.: +43(0)6246/8880 · Fax: 8887
www.skidata.com · info@skidata.com